PennantPark Investment Corporation Schedules Earnings Release of Fourth Quarter and Fiscal Year 2007 Results

NEW YORK, NY -- 11/16/2007 -- PennantPark Investment Corporation (the "Company") (NASDAQ: PNNT) announced today that it will report fourth quarter and fiscal year results for the period ended September 30, 2007 on December 13, 2007 after the close of the financial markets.

The Company will also host a conference call at 10:00 a.m. (Eastern Time) on Friday, December 14, 2007 to discuss its fourth quarter and fiscal year 2007 results. All interested parties are welcome to participate. You can access the conference call by dialing (866) 542-4238 approximately 5-10 minutes prior to the call. International callers should dial (416) 641-6125. All callers should reference "PennantPark Investment Corporation." An archived replay of the call will be available through December 28, 2007 by calling (800) 408-3053. International callers please dial (416) 695-5800. For all replays, please reference pin #3243029.

About PennantPark Investment Corporation

PennantPark Investment Corporation is a business development company which principally invests in private U.S. middle-market companies in the form of senior secured loans, mezzanine loans and equity. From time to time, the Company may also invest in public companies. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

Forward-Looking Statements

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statements made herein. All forward-looking statements speak only as of the date of this press release.

Contact:
Aviv Efrat
PennantPark Investment Corporation
(212) 905-1000
Or visit us at:  www.pennantpark.com